Exhibit 99.1

EFT BioTech Holdings, Inc. Becomes Fully Reporting Company

CITY OF INDUSTRY, CA and HONG KONG, Feb 13, 2009 (MARKET WIRE via COMTEX) -- EFT BioTech Holdings, Inc. (PINKSHEETS: EFTB), an e-Business company serving consumers with EFTB's "made in USA" nutritional and other products, through its online business platform and through its affiliates network, today announced it has become a fully reporting company with the Securities Exchange Commission as of February 9, 2009.

The Company registered its common stock under the Securities Exchange Act, as amended, on a Form 10 filed with the SEC on December 10, 2008; and the Form 10 went effective on February 9, 2009. As of such date, the Company became a reporting Company with the SEC and is now required to file annual, quarterly and other required reports and forms with the SEC. The Company is still in the process of clearing comments from the SEC regarding the Form 10. Once the Company's Form 10 is cleared by the SEC, the Company intends to solicit a registered broker/dealer to file an application with FINRA for authorization to act as a market maker of our common stock on the OTC Bulletin Board.

"We are pleased to announce another milestone for our shareholders. We look forward to updating the investment community as we continue to implement our growth strategy with the goal of enhancing shareholder value," commented Jack Qin, the President and CEO of EFT BioTech Holdings.

The Company's Form 10, as amended, and its reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information regarding registrants that file electronically. The address of the website is http://www.sec.gov.

About EFT BioTech, Inc.

EFT BioTech Holdings, Inc. is a Nevada holding company which conducts its business through the operations of its wholly-owned subsidiary, EFT Biotech, Inc., and its wholly-owned subsidiaries and various vested interests. EFT BioTech, Inc. is an import-export Business-to-Customer, or B2C, company that markets, sells and distributes 48 American brand products consisting of 26 nutritional products, 18 personal care products, 2 automotive fuel additives, 1 home product and a portable drinking container. It markets and sells its products through an Internet platform which consists of the Company selling its products directly to members of its Affiliate program through its website, www.eftb.us, for personal use or resale directly to consumers. Although our products are available for sale throughout the world, most Affiliates and consumers are located in China and Hong Kong. The contents of the Company's website are not incorporated by reference herein.

Safe Harbor for Forward-Looking Statements

Statements made in this release with the respect to the Company's current plans, estimates, strategies and beliefs and other statements that are not historical are forward-looking statements. Forward-looking statements include, but are not limited to, those statements using words such as "believe," "expect," "plans," "strategy," prospects," "forecast," "estimate," "project," "anticipate," "aim," "may" or "might" and words of similar meaning in connection with a discussion of future operations, financial performance, vents or conditions. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These statements are based on management's assumptions and belief in light of the information currently available to it. The company cautions you that a number of important risks and uncertainties could cause actual results to materially differ from those discussed in the forward-looking statements, and therefore, you should not place undue reliance on them. You also should not rely on any obligation of the Company to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The company disclaims any such obligation unless required by law. Risks and uncertainties that might affect the Company include, but are not limited to (i) the global economic environment in which the Company operates, as well as the economic conditions in the Company's markets, (ii) levels of consumer spending, and (iii) exchange rates, particularly between the Chinese Yen and the U.S. Dollar. Risks and uncertainties also include the impact of any future events with material adverse impacts.

For More Information, Please Contact:
Mr. Jack Qin
929 Radecki Court
City of Industry, CA 91789
United States
Phone: 626-581-0388